Exhibit 4.5

Gateway Industries, Inc.
590 Madison Avenue, 32nd Floor
New York, NY
SUBSCRIPTION AGREEMENT

Adage Capital Management LP
200 Clarendon Street
52nd Floor
Boston, MA 02116

Ladies and Gentlemen:

Gateway Industries, Inc., a Delaware corporation (the “Company”), is hereby privately offering (the “Offering”) 13,232,597 shares of common stock, $0.01 par value per share, of the Company (the “Shares”) at a purchase price of $10,000,000 (the “Purchase Price”) to the undersigned, in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506 of Regulation D under the Securities Act.  Upon completion of this Offering, the undersigned will own approximately 9.8% of the Company.  This subscription agreement and the Purchase Price will be deposited in an escrow account at Kramer Levin Naftalis & Frankel LLP, to be released upon the satisfaction of the conditions of the Offering.

The Company intends to use the proceeds from the Offering to fund its working capital requirements in order to develop its new entertainment and consumer enterprise which will capitalize on the convergence of digital media and entertainment and which effort will be led by Robert F.X. Sillerman.  Upon completion of the Offering, the Company will change its name to Function (X) Inc. and its shares will continue to be quoted on the OTC Bulletin Board or the Pink Sheets.  The Shares to be issued in the Offering will be restricted securities under the Securities Act and cannot be resold unless pursuant to registration or an exemption from registration under the Securities Act.  The Company has agreed to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-1 promptly (but not later than 90 days) after closing of the Offering to register the shares for resale (and to use commercially reasonable efforts thereafter to promptly have such Registration Statement declared effective by the SEC).

1.           Subscription. Subject to the terms and conditions of this subscription agreement (“Subscription Agreement”), the undersigned (“Purchaser”) hereby agrees to be legally bound to purchase the number of Shares set forth above. Purchaser hereby irrevocably tenders this Subscription Agreement for the purchase of such Shares.  Purchaser further sets forth statements herein upon which the Company may rely to determine the suitability of the Purchaser as a purchaser of such Shares.

2.           Conditions to Subscription.  The Purchaser understands and agrees that this subscription is made subject to the following terms and conditions:

(a)           This subscription shall be deemed to be accepted by the Company only when it is signed by the Company;

(b)           You may not revoke, cancel or terminate this subscription unless the Company cancels or terminates the Offering;

(c)           The Company has the right to accept or reject this subscription in whole or in part; and

(d)           You have executed and delivered this Subscription Agreement and hereby agree to tender the Purchase Price (as defined below) within two (2) business days of receipt of written notice from the Company advising you to do so.

If this subscription is rejected by the Company in its sole and absolute discretion or because the Company terminates or cancels the Offering, the Company shall promptly return the Purchase Price received from the Purchaser shall be promptly returned without interest thereon or deduction therefrom, and this Subscription Agreement shall thereafter be of no further force or effect.

3.           Representations and Warranties. Purchaser hereby represents and warrants to, and agrees with, the Company as follows:

(a)	(i)	Purchaser has received and has read and fully understands this Subscription Agreement.

(ii)           Purchaser or its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Company and the Offering and all such questions have been answered to the full satisfaction of the Purchaser.

(iii)           No oral or written representations have been made other than as stated in this Subscription Agreement, and no oral or written information furnished to the Purchaser or its advisor(s) in connection with the Offering was in any way inconsistent with the information stated in this Subscription Agreement.

(iv)           If Purchaser is an entity, (i) it is authorized and qualified to become a member of, and authorized to make the purchase of the Shares offered by, the Company; (ii) it has not been formed for the purpose of acquiring the Shares; (iii) the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so and (iv) its principal executive offices are located in the state in which its address is specified below.

(v)           Purchaser has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the Offering, to evaluate the merits and risks of an investment in the Shares and to make an informed decision with respect thereto; Purchaser acknowledges that there is a significant risk of loss of all or a portion of the Purchaser’s investment in the Shares.

(b)           Purchaser is an “accredited investor” within the meaning of Rule 501(d), as promulgated under the Securities Act because Purchaser is a corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

(c)           Purchaser’s overall commitment to investments which are not readily marketable is reasonable in relation to its net worth.

(d)           (i)  Purchaser has full power and authority to execute and deliver this Subscription Agreement, (ii) the execution and delivery by Purchaser of this Subscription Agreement and the performance by it of its obligations hereunder and thereunder have been authorized by all necessary action of the Purchaser, (iii) this Subscription Agreement has been duly and validly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser, and (iv) this Subscription Agreement is enforceable against Purchaser in accordance with its terms.

(e)           Purchaser acknowledges and understands that an investment in the Company will involve substantial risks.  Purchaser further acknowledges and understands that the following list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in the Company and additional risks or uncertainties may adversely affect the Company or the value of an investment in the Company:

(i)           Mr. Robert F.X. Sillerman, as the beneficial owner of a majority of the Company’s outstanding common stock, will be the controlling stockholder of the Company and have the ability to exert significant control over the Company’s management and affairs requiring stockholder approval, including the approval of significant corporate transactions and the ability to elect and remove directors.

(ii)           Upon completion of the Offering, the Company will be a development stage company and its prior operating history will not be germane to future operations.  The Company has been inactive since 2006.  The Company’s prospects must be evaluated in light of the risks and uncertainties frequently encountered by a company in the early stage of development. The entertainment and consumer segments in which the Company intends to operate are highly competitive and makes these risks and certainties particularly pronounced.

(iii)           The Company has significant capital requirements to develop its business and will need to raise additional capital for the foreseeable future, which may through equity and/or debt financings. There can be no assurance that the Company will be able to raise such capital when needed or on terms and conditions acceptable to the Company, or at all.  To the extent the Company raises additional capital by issuing equity securities; the Company’s stockholders will experience dilution in their ownership of the common stock of the Company.

(iv)           The Company has made certain representations with respect to potential liabilities and has completed audited financial statements for 2008, 2009 and 2010.  Nevertheless, the Company may have other unanticipated or unknown liabilities which may have a material adverse effect on the Company and its stockholders.

(v)           The loss of the services of Mr. Sillerman or one or more key members of management or other key employees of the Company could have a material adverse effect upon the Company’s business, operating results or financial condition.  In addition, the future success of the Company will depend in large part upon its ability to attract and retain additional management and personnel.  There can be no assurance that the Company will be successful in attracting and retaining such personnel, and the failure to do so would have a material adverse effect on the Company’s business, operating results and financial condition.

(vi)           The Shares have not been registered under the Securities Act or any state securities laws.  The Shares are highly illiquid.  Until the Registration Statement is declared effective, the Shares to be issued in the Offering will not be registered under the Securities Act or any state securities laws and, thus, will not be freely tradable or eligible for resale under Rule 144 promulgated under the Securities Act until one year after the Company files its “Form 10 information” with the SEC and unless the public has filed all required periodic reports and materials under the Securities Exchange Act of 1934, as amended, during the preceding 12 months (or such shorter period the Company was required to file such reports and materials).  An active public market for the Company’s common stock may not develop or be sustained. In addition, the number of unrestricted shares of the Company in the public float will represent only a small percentage of the shares of Company common stock outstanding upon completion of the Offering.

(vii)           The Company, upon completion of the Offering, does not anticipate paying dividends on its common stock in foreseeable future.  In addition, the terms of future debt financings may prohibit the payment of cash dividends on the common stock.

(f)           Purchaser acknowledges:

(i) The Purchaser, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement and in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, ward, partnership, trust, estate, corporation, or other entity has full right and power to perform pursuant to this Subscription Agreement and, if applicable, the Promissory Note and make an investment in the Company;

(ii) Purchaser consents to the placement of the following legend on any certificate or other document evidencing the Shares:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN SOLD IN RELIANCE UPON EXEMPTIONS THEREFROM. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED THEREUNDER; and

(iii)           The representations, warranties, and agreements of Purchaser contained herein shall survive the execution and delivery of this Subscription Agreement and the purchase of the Shares.

4.           Prohibitions on Cancellation, Termination, Revocation, Transferability, and Assignment. Purchaser hereby acknowledges and agrees that, except as may be specifically provided herein, or by applicable law, Purchaser is not entitled to cancel, terminate, or revoke this Subscription Agreement.  Purchaser further agrees that it may not transfer or assign its rights under this Subscription Agreement.

5.           Notices. All notices hereunder shall be sufficient upon receipt for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, or other electronic transmission service to the appropriate address or number (a) if to the Company, at the address set forth above, or (b) if to Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 5).

6.           Counterparts.  This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all of the parties, notwithstanding that all parties are not signatories to the same counterpart.  Execution and/or delivery by facsimile or electronic means shall constitute an original signature for all purposes.

7.           Applicable Law. The internal laws of the State of New York (without giving effect to any choice or conflict of law provision or rule (whether of the State of York or any other jurisdiction) that would cause the application of laws of any other jurisdiction) shall govern all matters arising out of or relating to this Subscription Agreement, including its validity, interpretation, construction, performance and enforcement.  Any action or proceeding arising out of or relating to this Subscription Agreement must be brought in the courts of the State of New York, New York County, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York.  Each of the parties knowingly, voluntarily and irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT, OR ANY TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT IN ACCORDANCE WITH THIS SECTION AND FURTHER WAIVES ANY CLAIM BASED ON FORUM NON CONVENIENS.

8.           Disclosure Notices.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

[SUBSCRIPTION PAGE FOLLOWS]

SUBSCRIPTION PAGE

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this _____ day of February, 2011.

Shares being purchased:
Purchase Price:

Wire Transfer Purchase Price to :

Bank:
ABA :
Account #:
Account Name:
Reference:  Gateway Subscription

_________________________________________
Please print exact name (registration) that Purchaser
desires on records of the Company

_________________________________________
_________________________________________
_________________________________________
_________________________________________
Telephone_________________________________________
Fax Number________________________________________

_________________________________________
Social Security or Taxpayer I.D. Number

_________________________________________
State of Organization, if applicable

The undersigned hereby represents and warrants that the undersigned is a general partner of the partnership named below (“Partnership”), and has been duly authorized by the Partnership to acquire the Shares and that he has all requisite authority to acquire such Shares.

The undersigned represents and warrants that each of the above representations or agreements or understandings set forth herein applies to that Partnership and he is authorized by such Partnership to execute this Subscription Agreement.

_______________, 2011	____________________________________
Date	Name of Partnership
(Please type or print)

By:_________________________________
Name:_______________________________
Title:________________________________

COMPANY’S ACCEPTANCE

This Subscription Agreement is only accepted as so acknowledged in writing by the Company.

ACCEPTED as to 13,232,597 Shares:

Gateway Industries, Inc.

By:______________________________
Name:___________________________
Title: ___________________________

Date:____________________, 2011